                                                                    Exhibit 10.7

                           LOAN AND SECURITY AGREEMENT


Agreement No. _______                                   Dated as of June 8, 1998

                                     between

                           MMC/GATX PARTNERSHIP NO. 1
                             Four Embarcadero Center
                                   Suite 2200
                             San Francisco, CA 94111

                                    as Lender

                                       and

                              PHARSIGHT CORPORATION
                            a California corporation
                        299 California Avenue, Suite 300
                               Palo Alto, CA 94306

                                   as Borrower

                            CREDIT AMOUNT: $2,000,000

                        Treasury Note Maturity: 30 months

                          Loan Margin: 800 basis points

                   Commitment Termination Date: June 30, 1998

      The defined terms and information set forth on this cover page are a part of the Loan and Security Agreement, dated as of the date first written above (this "Agreement"), entered into by and between MMC/GATX PARTNERSHIP NO. I ("Lender") and the borrower ("Borrower") set forth above. The terms and conditions of this Agreement agreed to between Lender and Borrower are as follows:

                                     ARTICLE I
                                  INTERPRETATION

1.01. Certain Definitions. Unless otherwise indicated in this Agreement or any other Operative Document, the following terms, when used in this Agreement or any other Operative Document, shall have the following respective meanings:

      "Affiliate" means (i) any director, officer or employee of such Person,
(ii) any Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person, and (iii) any Person beneficially owning or holding 10% or more of any class of voting securities of such Person or any corporation of which such Person beneficially owns or holds, in the aggregate, 10% or more of any class of voting securities. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. The term "Affiliate," when used herein without reference to any Person, shall mean an Affiliate of Borrower.

      "Borrower's Home State" shall mean the state in which Borrower's principal place of business is located.

      "Business Day" shall mean any day other than a Saturday, Sunday or public holiday under the laws of California, Illinois or Borrower's Home State or other day on which banking institutions are authorized or obligated to close in California, Illinois or Borrower's Home State.

      "Claim" has the meaning given to that term in Section 10.03.

      "Collateral" has the meaning given to that term in Section 5.01.

      "Commitment Fee" has the meaning given to that term in Section 2.04.

      "Commitment Termination Date" shall mean the date specified on the cover page of this Agreement.

      "Credit Amount" shall mean the maximum amount that Lender is committed to lend (if the conditions specified in Schedule 3 are satisfied), which amount is set forth following such term on the cover page of this Agreement.

      "Current Assets" shall mean the aggregate amount of all of the consolidated assets of Borrower and its Subsidiaries that would, in accordance with GAAP, be classified on a balance sheet as current assets.

      "Current Liabilities" shall mean the aggregate amount of all of the consolidated liabilities of Borrower and its Subsidiaries that would, in accordance with GAAP, be classified on a balance sheet as current liabilities.

      "Default" shall mean any event which with the passing of time or the giving of notice or both would become an Event of Default hereunder.

      "Default Rate" shall mean the per annum rate of interest equal to the higher of (i) 15% or (ii) the Prime Rate plus 4%, but such rate shall in no event be more than the highest rate permitted by applicable law.

      "Disclosure Schedule" has the meaning set forth in the definition of the term "Permitted Liens."

      "Environmental Law" shall mean the Resource Conservation and Recovery Act of 1987, the Comprehensive Environmental Response, Compensation and Liability Act, and any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree (in each case having the force of law) regulating or imposing liability or standards of conduct concerning any Hazardous Material, as now or at any time hereafter in effect.

      "Equity Securities" of any Person shall mean (a) all common stock, preferred stock, participations, shares, partnership interests or other equity interests in and of such Person (regardless of how designated and whether or not voting or non-voting) and (b) all warrants, options and other rights to acquire any of the foregoing.

      "Event of Default" has the meaning given to that term in Section 9.01.

      "Existing Loan Agreement" shall mean the Loan and Security Agreement, dated as of March 31, 1998, between Borrower and Lender.

      "Funding Date" shall mean the date on which the Loan is made to or on account of Borrower under this Agreement.

      "GAAP" shall mean generally accepted accounting principles and practices as in effect in the United States of America from time to time, consistently applied.

      "Hazardous Material" means any hazardous, dangerous or toxic constituent material, pollutant, waste or other substance, whether solid, liquid or gaseous, which is regulated by any federal, state or local governmental authority.

      "Indebtedness" shall mean, with respect to Borrower or any Subsidiary, the aggregate amount of, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services (excluding trade payables aged less than 180 days), (d) all capital lease obligations of such Person, (e) all obligations or liabilities of others secured by a lien on any asset of such Person, whether or not such obligation or liability is assumed, (f) all obligations or liabilities of others guaranteed by such Person; and (g) any other obligations or liabilities which are required by GAAP to be shown as debt on the balance sheet of such Person. Unless otherwise indicated, the term "Indebtedness" shall include all Indebtedness of Borrower and the Subsidiaries.

      "Intellectual Property" shall mean all of Borrower's right, title and interest in and to patents, patent rights (and applications therefor), trademarks and service marks (and applications and registrations therefor), inventions, copyrights, mask works (and applications and registrations therefor), trade names, trade styles, software and computer programs, trade secrets, methods, processes, know how, drawings, specifications, descriptions, and all memoranda, notes, and records with respect to any research and development, all whether now owned or subsequently acquired or developed by Borrower and whether in tangible or intangible form or contained on magnetic media readable by machine together with all such magnetic media.

      "Investments"of any Person shall mean any loan or advance of funds by such Person to any other Person (other than advances to employees of such Person for moving and travel expense, drawing accounts and similar expenditures in the ordinary course of business), any purchase or other acquisition of any Equity Securities or Indebtedness of any other Person, any capital contribution by such Person to or any other investment by such Person in any other Person (including, without limitation, any Indebtedness incurred by such Person of the type described in clauses (a) and (b) of the definition of "Indebtedness" on behalf of any other Person); provided, however, that Investments shall not include accounts receivable or other indebtedness owed by customers of such

Person which are current assets and arose from sales or non-exclusive licensing in the ordinary course of such Person's business or the endorsement of negotiable instruments for deposit or collection in the ordinary course of such Person's business.

      "Lien" shall mean any pledge, bailment, lease, mortgage, hypothecation, conditional sales and title retention agreements, charge, claim, encumbrance or other lien in favor of any Person.

      "Loan" shall mean the loan advanced by Lender to Borrower under this Agreement.

      "Loan Margin" shall mean the number of basis points set forth following such term on the cover page of this Agreement.

      "Loan Rate" shall mean, with respect to the Loan, the per annum rate of interest equal to the sum of (a) the U.S. Treasury note rate of a term equal to the Treasury Note Maturity as quoted in The Wall Street Journal on the date the applicable Note is prepared, plus (b) the Loan Margin.

      "Note"shall mean the secured promissory note of Borrower substantially in the form of Exhibit A.

      "Obligations" has the meaning given to that term in Section 5.01.

      "Operative Documents" shall mean this Agreement, the Note, the Warrant, and all other documents, instruments and agreements executed and delivered in connection herewith or therewith or in respect of the closing of the transactions contemplated hereby or thereby.

      "Payment Date" means the tenth (10th) day of each calendar month.

      "Permitted Indebtedness" shall mean and include:

            1. Indebtedness of Borrower to Lender;

            2. Indebtedness of Borrower secured by Liens permitted under clause
      (e) of the definition of Permitted Liens;

            3. Indebtedness existing on the date hereof and set forth on the Disclosure Schedule;

            4. Subordinated Indebtedness;

            5. Prepaid royalties and deferred revenue in connection with prepaid support services;

            6. Indebtedness to a seller incurred in connection with a transaction permitted under Section 7.01(f) so long as such Indebtedness is unsecured or secured only by the property acquired in such transaction;

            7. Other Indebtedness of Borrower not exceeding Two Hundred Fifty Thousand Dollars ($250,000) at any time; and

            8. Extensions, renewals, refundings, refinancings, modifications, amendments and restatements of any of the items of Permitted Indebtedness described in clauses (a) through (g) above, provided that the principal amount thereof is not increased, any Lien is limited to the property originally covered and the terms thereof are not modified to impose more burdensome terms upon Borrower.

      "Permitted Investments" shall mean and include:

            1. Deposits with commercial banks organized under the laws of the United States or a state thereof to the extent such deposits are fully insured by the Federal Deposit Insurance Corporation;

            2. Investments in marketable obligations issued or fully guaranteed by the United States and maturing not more than one (1) year from the date of issuance; and

            3. Investments in open market commercial paper rated at least "A-1" or "P-1" or higher by a national credit rating agency and maturing not more than one (1) year from the creation thereof.

            4. Investments pursuant to or arising under currency agreements or interest rate agreements entered into in the ordinary course of business;

            5. Investments consisting of deposit accounts of Borrower in which Lender has a perfected security interest;

            6. Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business;

            7. Investments consisting of (i) travel advances and other employee loans and advances in the ordinary course of business, (ii) loans to employees, officers or directors relating to the purchase of equity securities of Borrower, and (iii) other loans to officers and employees (including relocation loans) approved by the Board of directors and not exceeding $250,000 at any time outstanding;

            8. Investments permitted under Borrower's current investment policy which is attached hereto as Schedule 5 or any amendment thereto, which in each case has been approved by Lender;

            9. Investments in connection with transactions permitted under
      Section 7.01(f); and

            10. Other Investments aggregating not in excess of Two Hundred Fifty Thousand Dollars ($250,000) at any time.

      "Permitted Liens" shall mean (a) the Lien created by this Agreement and the Existing Loan Agreement, (b) Liens for fees, taxes, levies, imposts, duties or other governmental charges of any kind which are not yet delinquent or which are being contested in good faith by appropriate proceedings which suspend the collection thereof (provided, however, that such proceedings do not involve any substantial danger of the sale, forfeiture or loss of any item of equipment and that Borrower has adequately bonded such Lien or reserves sufficient to discharge such Lien have been provided on the books of Borrower), (c) Liens existing as of the date of this Agreement identified on the disclosure schedule attached hereto as Schedule 2 ("Disclosure Schedule"), (d) Liens to secure payment of worker's compensation, employment insurance, old age pensions or other social security obligations of Borrower in the ordinary course of business of Borrower, (e) Liens upon any equipment or other personal property acquired by Borrower after the date hereof to secure (i) the purchase price of such equipment or other personal property or (ii) lease obligations or indebtedness incurred solely for the purpose of financing the acquisition of such equipment or other personal property; provided that (A) such Liens are confined solely to the equipment or other personal property so acquired and the amount secured does not exceed the acquisition price thereof, and (B) no such Lien shall be created, incurred, assumed or suffered to exist in favor of Borrower's officers, directors or shareholders holding five percent (5%) or more of Borrower's Equity Securities, (f) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other similar Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings, (g) non-exclusive licenses of Intellectual Property entered into in the ordinary course of business and licenses, Liens or similar arrangements entered into in connection with joint ventures or corporate collaborations, (h) non-exclusive licenses arising out of a merger or acquisition transaction permitted hereunder; (i) other Liens securing obligations which do not constitute Indebtedness, which obligations do not exceed $50,000 in the aggregate; and (j) Liens to secure Indebtedness.

      "Person" shall mean and include an individual, a partnership, a corporation, a business trust, a joint stock company, a limited liability company, an unincorporated association or other entity and any domestic or foreign national, state or local government, any political subdivision thereof, and any department, agency, authority or bureau of any of the foregoing.

      "Prime Rate" shall mean the interest rate per annum publicly announced from time to time by Bank of America NT & SA (or its successor) as its reference rate, but such rate shall in no event be more than the highest interest rate permitted by applicable law.

      "Qualified Financing" shall mean the closing of and receipt of net proceeds of at least $5,000,000 from the sale of Equity Securities of Borrower (in addition to the conversion of any Indebtedness to Equity Securities in connection with such financing).

      "Subordinated Indebtedness" shall mean Indebtedness subordinated to the Obligations on terms and conditions acceptable to Lender in its sole discretion.

      "Subsidiary" shall mean any corporation of which a majority of the outstanding capital stock entitled to vote for the election of directors (otherwise than as the result of a default) is owned by Borrower directly or indirectly through Subsidiaries.

      "Term" shall mean the period from and after the date hereof until the payment or satisfaction in full of all Obligations under this Agreement and the other Operative Documents.

      "Treasury Note Maturity" shall mean the period of months set forth following such term on the cover page of this Agreement.

      "Warrant" shall mean a warrant to purchase securities of Borrower substantially in the form of Exhibit B.

      1.02. Headings. Headings in this Agreement and each of the other Operative Documents are for convenience of reference only and are not part of the substance hereof or thereof.

      1.03. Plural Terms. All terms defined in this Agreement or any other Operative Document in the singular form shall have comparable meanings when used in the plural form and vice versa.

      1.04. Construction. This Agreement is the result of negotiations among, and has been reviewed by, Borrower and Lender and their respective counsel. Accordingly, this Agreement shall be deemed to be the product of all parties hereto, and no ambiguity shall be construed in favor of or against Borrower or Lender.

      1.05. Entire Agreement. This Agreement, together with the terms set forth in each of the other Operative Documents, taken together, constitute and, contain the entire agreement of Borrower and Lender and, with regard to their respective subject matters, supersede any and all prior agreements, term sheets, negotiations, correspondence, understandings and communications among the parties, whether written or oral, with respect to their respective subject matters.

      1.06. Other Interpretive Provisions. References in this Agreement to "Articles," "Sections," "Exhibits," "Schedules" and "Annexes" are to recitals, articles, sections, exhibits, schedules and annexes herein and hereto unless otherwise indicated. References in this Agreement and each of the other Operative Documents to any document, instrument or agreement shall include (a) all exhibits, schedules, annexes and other attachments thereto, (b) all documents, instruments or agreements issued or executed in replacement thereof, and (c) such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified and supplemented from time to time and in effect at any given time. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement or any other Operative Document shall refer to this Agreement or such other Operative Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Operative Document, as the case may be. The words "include" and "including" and words of similar import when used in this Agreement or any other Operative Document shall not be construed to be limiting or exclusive. Unless otherwise indicated in this Agreement or any other Operative Document, all accounting terms used in this Agreement or any other Operative Document shall be construed, and all accounting and financial computations hereunder or thereunder shall be computed, in accordance with generally accepted accounting principles as in effect in the United States of America from time to time.

                                   ARTICLE II
                                   THE CREDIT

      2.01. Credit Facility.

      (a) Commitment. On the terms and subject to the conditions hereof and relying upon the representations and warranties herein set forth as and when made or deemed to be made, Lender agrees to make a Loan in the principal amount of Two Million Dollars ($2,000,000).

      (b) Loan Interest Rate. Borrower shall pay interest on the principal amount of the Loan from the date of the Loan until the Loan is paid in full, at a per annum rate of interest equal to the Loan Rate determined in accordance with the definition of Loan Rate. The Loan Rate applicable to the Loan shall not be subject to change in the absence of manifest error. All computations of interest on the Loan shall be based on a year of 360 days and twelve 30 day months. If Borrower pays interest on any Loan which is determined to be in excess of the then legal maximum rate, then that portion of each interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of the Loan.

      (c) Payments of Principal and Interest. On each of the first six Payment Dates, commencing on July 10, 1998, Borrower shall make a payment of interest only on the outstanding principal balance hereof. Commencing on January 10, 1999, and continuing for twenty-three (23) Payment Dates thereafter, Borrower shall make twenty-three (23) payments of $83,333.33 plus accrued and unpaid interest on the outstanding balance on each such Payment Date and a final payment of $83,333.41 plus accrued and unpaid interest. Payments of principal and interest on the Loan may not be prepaid prior to December 10, 1999, and shall be prepaid only in a minimum amount of 50% of the then outstanding principal balance of the Loan, but in no event less than $250,000; provided, however, that if Borrower requests that Lender consent to an acquisition which is otherwise prohibited under Section 7.01(f) and Lender does not give its consent thereto, Borrower may prepay the Loan in full within thirty (30) days of such refusal to give consent.

      2.02. Use of Proceeds; the Loan and the Note; Disbursement.

      (a) Use of Proceeds. The proceeds of the Loan shall be used for a portion of the purchase price of certain assets from MGA Software.

      (b) The Loan and the Note. The obligation of Borrower to repay the unpaid principal amount of and interest on the Loan shall be evidenced by the Note. Lender may, and is hereby authorized by Borrower to, endorse on a grid annexed to the Note appropriate notations regarding the Loan; provided, however, that the failure to make, or an error in making, any such notation shall not limit or otherwise affect the obligations of Borrower hereunder or under the Note.

      (c) Disbursement. Subject to the satisfaction of the conditions set forth in this Agreement, Lender shall disburse such Loan by wire transfer to Borrower unless otherwise directed in writing by Borrower.

      (d) Termination of Commitment to Lend. Notwithstanding anything to the contrary in the Operative Documents, Lender's obligation to lend the undisbursed portion of the Credit Amount to Borrower hereunder shall terminate on the earlier of (i) upon notice to Borrower after the occurrence of any Event of Default hereunder, and (ii) the Commitment Termination Date.

      2.03. Other Payment Terms.

      (a) Place and Manner. Borrower shall make all payments due to Lender in lawful money of the United States, in immediately available funds, at the address for payments and in the manner specified in Section 10.05(b).

      (b) Date. Whenever any payment due hereunder shall fall due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation of interest or fees, as the case may be.

      (c) Default Rate. If either (i) any amounts required to be paid by Borrower under this Agreement or the other Operative Documents (including principal or interest payable on the Loan, any fees or other amounts required to be paid hereunder) remain unpaid after such amounts are due, or (ii) an Event of Default has occurred and is continuing, Borrower shall pay interest on the outstanding principal balance hereunder from the date due or from the date of the Event of Default, as applicable, until such past due amounts are paid in full or until all Events of Defaults are cured, as applicable, at a per annum rate equal to the Default Rate, such rate to change from time to time as the Prime Rate shall change. All computations of such interest at the Default Rate shall be based on a year of 360 days and twelve 30 day months.

      2.04. Commitment Fee. Lender has received a commitment fee from Borrower in the amount of $2,500 (the "Commitment Fee"). Any portion of the Commitment Fee not utilized to pay Lender's expenses in connection with the negotiation, documentation and funding of the Loan will be applied by Lender to amounts due under the Note in the order in which such amounts are due. If the Loan is not made, any remaining balance of the Commitment Fee shall be retained by Lender.

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

      3.01. Representations and Warranties. Except as set forth in the Disclosure Schedule, Borrower makes the following representations and warranties to Lender as of the date hereof and again on the Funding Date:

      (a) Organization and Qualification. Borrower is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and is duly qualified to do business in Borrower's Home State.

      (b) Authority. Borrower has all necessary corporate power, authority and legal right and has obtained all approvals and consents and has given all notices necessary to execute and deliver this Agreement and the other Operative Documents and to perform the terms hereof and thereof. Borrower has all requisite corporate power and authority to own and operate its properties and to carry on its businesses as now conducted.

      (c) Conflict with Other Instruments, etc. Neither the execution and delivery of any Operative Document to which Borrower is a party nor the consummation of the transactions therein contemplated nor compliance with the terms, conditions and provisions thereof will conflict with or result in a breach of any of the terms, conditions or provisions of the charter or the bylaws of Borrower or, to its knowledge, any law or any regulation, order, writ, injunction or decree of any court or governmental instrumentality or any material agreement or instrument to which Borrower is a party or by which it or any of its properties is bound or to which it or any of its properties is subject, or constitute a default thereunder or result in the creation or imposition of any Lien, other than Permitted Liens.

      (d) Title to Properties. Borrower has good and marketable title to the Collateral, free and clear of all Liens, other than Permitted Liens. Borrower has title and ownership of, or is licensed under, all Intellectual Property, with no known infringement of the rights of others. Neither the Chief Executive Officer nor Chief Financial Officer of Borrower is aware of receipt by Borrower of any communications alleging that Borrower has violated, or by conducting its business as proposed, would violate any proprietary rights of any other Person. Neither the Chief Executive Officer nor Chief Financial Officer of Borrower is aware of any infringement or violation by it of the intellectual property rights of any third party and has no knowledge of any violation or infringement by a third party of any of its Intellectual Property. The Collateral constitutes substantially all of the assets and property of Borrower. Borrower does not own any right, title or interest in or to any real property or motor vehicles, other than motor vehicles leased for executives as part of a benefit arrangement and leaseholds in real property. The Notice of Security Interest in Trademarks executed in connection with this Agreement lists all trademarks and service marks of Borrower registered or applied for with the United States Patent and Trademark Office ("PTO").

      (e) Authorization, Governmental Approvals, etc. The execution and delivery by Borrower of each Operative Document, the granting of the security interest in the Collateral, the issuance of the Warrant, the issuance of the securities into which the Warrant is exercisable, the issuance of any securities into which the securities issuable upon exercise of the Warrant are convertible, and the performance of the obligations herein and therein contemplated have each been duly authorized by all necessary action on the part of Borrower. No authorization, consent, approval, license or exemption of, and no registration, qualification, designation, declaration or filing with, or notice to, any Person is, was or will be necessary to (i) the valid execution and delivery of any Operative Document to which Borrower is a party, (ii) the performance of Borrower's obligations under any Operative Document, or (iii) the granting of the security interest in the Collateral, except for filings in connection with the perfection of the security interest in any of the Collateral or the issuance of the Warrant. The Operative Documents have been or will be duly executed and delivered and constitute or will constitute legal, valid and binding obligations of Borrower, enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws of general application relating to or affecting the enforcement of creditors' rights or by general principles of equity.

      (f) Litigation. There are no actions, suits, proceedings or investigations pending or, to the knowledge of Borrower, threatened against or affecting Borrower, or the business or any property or asset owned by it, before any court or governmental department, agency or instrumentality which, if adversely determined, is reasonably likely to have a material adverse effect on the financial condition, business or operations of Borrower.

      (g) Security Interest. Assuming the proper filing of one or more financing statement(s) identifying the Collateral with the proper state and/or local authorities, the United States Copyright Office (the "Copyright Office") and the PTO, the security interests in the Collateral granted to Lender pursuant to this Agreement (i) constitute and will continue to constitute first priority security interests (except to the extent any other Permitted Lien existing on the date of this Agreement may create any priority to Lender's Lien under this Agreement) to the extent a security interest in such Collateral can be perfected by the filing of a UCC-1 financing statement and by appropriate filings with the Copyright Office and the Patent and Trademark Office and (ii) are and will continue to be superior and prior to the rights in the Collateral of all other creditors of Borrower (except to the extent of such Permitted Liens).

      (h) Executive Offices. The principal place of business and chief executive office of Borrower, and the office where Borrower will keep all records and files regarding the Collateral, is set forth on the cover page of this Agreement.

      (i) Solvency, Etc. Borrower is Solvent (as defined below) and, after the execution and delivery of the Operative Documents and the consummation of the transactions contemplated thereby, Borrower will be Solvent. "Solvent" shall mean, with respect to any Person on any date, that on such date (a) the fair value of the property of such Person is greater than the fair value of the liabilities (including, without limitation, contingent liabilities) of such Person, (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in a business or a transaction, for which such Person's property would constitute an unreasonably small capital.

      (j) Catastrophic Events; Labor Disputes. None of Borrower or its properties is or has been affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or other casualty that could reasonably be expected to have a material adverse effect on the financial condition, business or operations of Borrower. There are no disputes presently subject to grievance procedure, arbitration or litigation under any of the collective bargaining agreements, employment contracts or employee welfare or incentive plans to which Borrower is a party, and there are no strikes, lockouts, work stoppages or slowdowns, or, to the best knowledge of Borrower, jurisdictional disputes or organizing activity occurring or threatened which could reasonably be expected to have a material adverse effect on the financial condition, business or operations of Borrower.

      (k) No Material Adverse Effect. No event has occurred and no condition exists which is reasonably likely to have a material adverse effect on the financial condition, business or operations of Borrower since December 31, 1997.

      (l) Accuracy of Information Furnished. None of the Operative Documents and none of the other certificates, statements or information furnished to Lender in writing by an officer of Borrower in connection with the Operative Documents or the transactions contemplated thereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading in any material respect. The Lender recognizes that all financial projections furnished to the Lender by or on behalf of Borrower in connection with the Operative Documents or the transactions contemplated thereby are not to be viewed as facts and that actual results during the period or periods covered by such projections may differ from the projected or forecasted results.

      (m) Certain Agreements of Officers, Employees and Consultants.

            (i) Neither the Chief Executive Officer nor Chief Financial Officer of Borrower is aware that any officer, employee or consultant of Borrower is in violation of any material term of any material employment contract, proprietary information agreement, nondisclosure agreement, noncompetition agreement, or any other material contract or agreement or any material restrictive covenant relating to the right of any such officer, employee or consultant to be employed by Borrower because of the nature of the business conducted or to be conducted by Borrower or relating to the use of trade secrets or proprietary information of others which the Chief Executive Officer and the Chief Financial Officer believe is likely to have a material adverse effect, and neither the Chief Executive Officer nor Chief Financial Officer of Borrower is aware that continued employment of Borrower's officers, employees and consultants would subject Borrower to any material liability for any claim or claims arising out of or in connection with any such material contract, agreement, or covenant.

            (ii) To the knowledge of the chief executive officer of Borrower and the chief financial officer of Borrower, no officers of Borrower, and no employee or consultant of Borrower whose termination, either individually or in the aggregate, is reasonably likely to have a Material Adverse Effect, has any present intention of terminating his or her employment or consulting relationship with Borrower.

                                   ARTICLE IV
                             REPORTING REQUIREMENTS

      4.01. Furnishing Reports. Borrower shall furnish to Lender:

      (a) Financial Statements. So long as Borrower is not subject to the reporting requirements of Section 12 or Section 15 of the Securities and Exchange Act of 1934, as amended, promptly as they are available, unaudited monthly and audited annual financial statements of Borrower and such other financial information as Lender may reasonably request from time to time. From and after such time as Borrower becomes a publicly reporting company, promptly as they are available and in any event: (i) at the time of filing of Borrower's Form 10-K with the Securities and Exchange Commission after the end of each fiscal year of Borrower, the financial statements of Borrower filed with such Form 10-K; and (ii) at the time of filing of Borrower's Form 10-Q with the Securities and Exchange Commission after the end of each of the first three fiscal quarters of Borrower, the financial statements of Borrower filed with such Form 10-Q.

      (b) Notice of Defaults. As soon as possible, and in any event within five
(5) Business Days after the discovery of a Default or Event of Default provide Lender with an Officer's Certificate of Borrower setting forth the facts relating to or giving rise to such Default or Event of Default and the action which Borrower proposes to take with respect thereto.

      (c) Miscellaneous. Such other information as Lender may reasonably request from time to time.

                                    ARTICLE V
                           GRANT OF SECURITY INTEREST
                     GENERAL PROVISIONS CONCERNING SECURITY

      5.01. Grant of Security Interest. Borrower, in order to secure the payment of the principal and interest with respect to the Loan made pursuant to this Agreement, all other sums due under and in respect hereof and of the other Operative Documents, including fees, charges, expenses and attorneys' fees and costs and the performance and observance by Borrower of all other terms, conditions, covenants and agreements herein and in the other Operative Documents (all such amounts and obligations being herein sometimes called the "Obligations"), does hereby grant to Lender and its successors and assigns, a security interest in and to the following property (collectively, the "Collateral"): All right, title, interest, claims and demands of Borrower in and to:

            (a) All goods and equipment now owned or hereafter acquired, including, without limitation, all laboratory equipment, computer equipment, office equipment, machinery, fixtures, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;

            (b) All inventory now owned or hereafter acquired, including, without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of Borrower's custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above, and Borrower's books relating to any of the foregoing;

            (c) All contract rights and general intangibles, including Intellectual Property, now owned or hereafter acquired, including, without limitation, goodwill, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, computer programs, computer disks, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payments of insurance and rights to payment of any kind;

            (d) All now existing and hereafter arising accounts, contract rights, royalties and all other forms of obligations owing to Borrower arising out of the sale or lease of goods, the licensing of technology or the rendering of services by Borrower (subject, in each case, to the contractual rights of third parties to require funds received by Borrower to be expended in a particular manner), whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower and Borrower's books relating to any of the foregoing;

            (e) All documents, cash, deposit accounts, letters of credit, certificates of deposit, instruments, chattel paper and investment property, including, without limitation, all securities, whether certificated or uncertificated, security entitlements, securities accounts, commodity contracts and commodity accounts, and all financial assets held in any securities account or otherwise, wherever located, now owned or hereafter acquired and Borrower's books relating to the foregoing; and

            (f) Any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof, including, without limitation, insurance, condemnation, requisition or similar payments.

      5.02. Duration of Security Interest. Lender's security interest in the Collateral shall continue until the payment in full and the satisfaction of all Obligations, whereupon such security interest shall terminate. Lender, upon payment in full and the satisfaction of the Obligations, shall execute such further documents and take such further actions as may be necessary to effect the release and/or termination contemplated by this Section 5.02, including duly executing and delivering termination statements for filing in all relevant jurisdictions. Upon the occurrence of a Qualified Financing, Lender shall release in writing the security interest in Borrower's Intellectual Property and
Section 5.01 shall be amended to read in a manner identical to Section 5.01 of the Existing Credit Agreement.

      5.03. Possession of Collateral. Except as set forth in Section 5.04, so long as no Event of Default has occurred and is continuing, Borrower shall remain in full possession, enjoyment and control of the Collateral (except only as may be otherwise required by Lender for perfection of its security interest therein) and to manage, operate and use the same and each part thereof with the rights and franchises appertaining thereto; provided, however, that the possession, enjoyment, control and use of the Collateral shall at all times be subject to the observance and performance of the terms of this Agreement.

      5.04 Location of Collateral. The Collateral is and shall remain in the possession of Borrower at Borrower's addresses stated on the cover page of this Agreement, 425 Sherman Ave., Suite 210, Palo Alto, CA 94306 and 5625 Dillard Road, Suite 215, Cary, North Carolina 27511.

      5.05 Lien Subordination. Lender agrees that the Liens granted to it hereunder shall be subordinate to the Liens of existing and future lenders providing equipment financing and equipment lessors; provided that such Liens are confined solely to the equipment so financed and the proceeds thereof; and provided, further, that the Obligations hereunder shall not be subordinate in right of payment to any obligations to other lenders or equipment lessors and Lender's rights and remedies hereunder shall not in any way (except to the extent resulting from Lien subordination) be subordinate to the rights and remedies of any such lenders or equipment lessors. Lender agrees to execute and deliver such agreements and documents as may be reasonably requested by Borrower from time to time which set forth the lien subordination described in this
Section 5.05 and are reasonably acceptable to Lender. Lender shall have no obligation to execute any agreement or document which would impose obligations, restrictions or lien priority on Lender which are less favorable to Lender than those described in this Section 5.05.

      5.6 Registration of Copyrights. On or prior to October 15, 1998, Borrower shall register the copyrights of its material software with the Copyright Office and shall give Lender written notice of such registration and the registration numbers of such copyrights. Borrower will subsequently execute and deliver to Lender a notice of such security interest in a form supplied by Lender or which is suitable for filing with the Copyright Office and reasonably satisfactory to Lender.

                                   ARTICLE VI
                              AFFIRMATIVE COVENANTS

      6.01. Affirmative Covenants.

      (a) Payment of Taxes, etc. Borrower shall pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a Lien upon any of its properties; provided that there shall be no requirement to pay any such tax, assessment, charge, levy or claim (i) which is being contested in good faith and by appropriate proceedings or which presents no risk of seizure, forfeiture, levy or other event which could jeopardize any Collateral or (ii) for which payment in full is bonded or reserved in Borrower's financial statements.

      (b) Inspection Rights. Subject to the confidentiality provisions of
Section 10.14, Borrower shall, at any reasonable time and from time to time, but no more than twice per year except during the occurrence and continuation of an Event of Default, permit Lender or any of its agents or representatives to inspect the Collateral, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, Borrower and to discuss the affairs, finances and accounts of Borrower with any of its officers or directors relating in each case to Lender's capacity as lender and secured party hereunder and with respect to the Collateral.

      (c) Maintenance of Equipment and Similar Assets. Borrower shall keep and maintain all items of equipment and other similar types of personal property that form any significant portion or portions of the Collateral in good operating condition and repair and shall make all necessary replacements thereof and renewals thereto so that the value and operating efficiency thereof shall at all times be maintained and preserved. Borrower shall not permit any such material item of Collateral to become a fixture to real estate or an accession to other personal property, without the prior written consent of Lender. Borrower shall not permit any such material item of Collateral to be operated or maintained in violation of any applicable law, statute, rule or regulation. With respect to items of leased equipment (to the extent Lender has any security interest in any residual Borrower's interest in such equipment under the lease), Borrower shall keep, maintain, repair, replace and operate such leased equipment in accordance with the terms of the applicable lease.

      (d) Insurance.

            (i) Borrower shall, obtain and maintain for the Term, at its own expense, (x) "all risk" insurance against loss or damage to the Collateral, (y) commercial general liability insurance (including contractual liability, products liability and completed operations coverages) reasonably satisfactory to Lender, and (z) such other insurance against such other risks of loss and with such terms, as shall in each case be reasonably satisfactory to or reasonably required by Lender (as to carriers, amounts and otherwise). The amount of the "all risk" insurance shall be determined to Lender's reasonable satisfaction as of each anniversary date of this Agreement and the appropriate amount of coverage shall be put in effect on the next succeeding renewal or inception date of such insurance.

            (ii) The deductible with respect to "all-risk" insurance required by clause (x) above and product liability insurance required by clause (y) above shall not exceed $25,000; otherwise there shall be no deductible with respect to any insurance required to be maintained hereunder. The amount of commercial general liability insurance (other than products liability coverage and completed operations insurance) required by clause (y) above shall be at least $2,000,000 per occurrence. The amount of the products liability and completed operations insurance required by clause (y) above shall be at least $1,000,000 per occurrence. Each "all risk" policy shall: (x) name Lender as loss payee as its interests appear, (y) provide for each insurer's waiver of its right of subrogation against Lender, and (z) provide that such insurance (A) shall not be invalidated by any action of, or breach of warranty by, Borrower of a provision of any of its insurance policies, and (B) shall waive set-off, counterclaim or offset against Lender. Each liability policy shall (w) name Lender as an additional insured in the full amount of Borrower's liability coverage limits (or the coverage limits of any successor to Borrower or such successor's parent which is providing coverage) and (x) provide that such insurance shall have cross-liability and severability of interest endorsements (which shall not increase the aggregate policy limits of Borrower's insurance). All insurance policies shall (y) provide that Borrower's insurance shall be primary without a right of contribution of Lender's insurance, if any, or any obligation on the part of Lender to pay premiums of Borrower, and (z) shall contain a clause requiring the insurer to give Lender at least 30 days' prior written notice of its cancellation (other than cancellation for non-payment for which 10 days' notice shall be sufficient). Borrower shall on or prior to the first Funding Date and prior to each policy renewal, furnish to Lender certificates of insurance or other evidence satisfactory to Lender that such insurance coverage is in effect.

                                   ARTICLE VII
                        NEGATIVE AND FINANCIAL COVENANTS

      7.01. Negative Covenants. So long as the Obligations remain outstanding, Borrower shall not without the prior written consent of Lender:

      (a) Name; Location of Chief Executive Office and Collateral. Without thirty (30) days prior written notice to Lender, change its chief executive office or principal place of business or remove or cause to be removed from the location set forth on the cover page hereof or those set forth in Section 5.04 or move any material, tangible Collateral to a location other than that set forth on the cover page hereof or those set forth in Section 5.04.

      (b) Liens on Collateral. Create, incur, assume or suffer to exist any Lien of any kind upon any Collateral, whether now owned or hereafter acquired, except Permitted Liens.

      (c) Negative Pledge Regarding Intellectual Property. At any time at which Intellectual Property does not constitute Collateral, create, incur, assume or suffer to exist any Lien of any kind upon any Intellectual Property, whether now owned or hereafter acquired, except Permitted Liens.

      (d) Dispositions of Collateral or Intellectual Property. Convey, sell, offer to sell, lease, transfer, exchange or otherwise dispose of (collectively, a "Transfer") all or any part of the Collateral or, at any time that Intellectual Property does not constitute Collateral, Intellectual Property to any Person, other than: (i) Transfers of inventory in the ordinary course of business; (ii) Transfers of non-exclusive licenses and similar arrangements (or exclusive licenses or similar arrangements for geographic regions) for the use of the property of Borrower in the ordinary course of business; (iii) Transfers of worn-out or obsolete equipment; (iv) expenditures of cash in the ordinary course of business; and (v) other Transfers in the ordinary course of business not exceeding $50,000 in the aggregate. It is expressly agreed and understood that the ordinary course of Borrower's business includes entering into agreements and arrangements with third parties for research, development, manufacturing, sale or marketing of products and the licensing of Intellectual Property in connection with such agreements and arrangements.

      (e) Distributions. (i) Pay any dividends or make any distributions of assets, Equity Securities or other obligations or securities on its Equity Securities; (ii) purchase, redeem, retire, defease or otherwise acquire for value any of its Equity Securities (other than repurchases by cancellation of indebtedness pursuant to the terms of employee stock purchase plans, employee restricted stock agreements or similar arrangements in an aggregate amount not to exceed $250,000); (iii) return any capital to any holder of its Equity Securities as such; (iv) set apart any sum for any such purpose; provided, however, that the foregoing shall not prevent Borrower from (x) paying dividends payable solely in Common Stock; or (y) redeeming or making any payment with respect to the Company's Series C Preferred Stock which is provided for in the Company's Articles of Incorporation on the date hereof.

      (f) Mergers or Acquisitions. Merge or consolidate with or into any other Person or acquire all or substantially all of the capital stock or assets of another Person or permit any Person to acquire all or substantially all of the capital stock or assets of Borrower; provided that Borrower may acquire certain assets of MGA Software ("MGA").

      (g) Transactions With Affiliates. Enter into any contractual obligation with any Affiliate or engage in any other transaction with any Affiliate, except, in each case, upon terms at least as favorable to Borrower as an arms-length transaction with unaffiliated Persons; provided, however, that the Company may enter into transactions having a fair market value not to exceed $50,000 in the aggregate without complying with the terms of this Section 7.01(g).

      (h) Maintenance of Accounts. Maintain any deposit accounts or accounts holding securities owned by Borrower except (i) accounts located at Silicon Valley Bank and (ii) other accounts with respect to which Borrower has given Lender thirty (30) days prior written notice and taken such actions as Lender may reasonably request to perfect Lender's security interest in such accounts, including without limitation executing notices to the depositary institution of Lender's security interest and obtaining control agreements with respect to securities accounts; provided that Borrower may maintain a securities account with Morgan Stanley & Company for up to forty-five (45) days after the date the Loan is made so long as Borrower is diligently attempting to obtain an agreement from Morgan Stanley & Company which would perfect Lender's security interest in such account.

      (i) Indebtedness Payments. (i) Prepay, redeem, purchase, defease or otherwise satisfy in any manner prior to the scheduled repayment thereof any Indebtedness for borrowed money (other than amounts due under this Loan Agreement or the Note) or lease obligations, (ii) amend, modify or otherwise change the terms of any Indebtedness for borrowed money (other than the Obligations) or lease obligations so as to accelerate the scheduled repayment thereof or (iii) repay any notes to officers, directors or shareholders (except those described on Schedule 4 or if Lender has consented in advance to the terms of the repayment of such notes).

      (j) Indebtedness. Create, incur, assume or permit to exist any Indebtedness except Permitted Indebtedness.

      (k) Investments. Make any Investment except for Permitted Investments.

      (l) Stock Pledges. Fail to execute and deliver to Lender a Stock Pledge Agreement in the form of Exhibit D hereto (and comply with the perfection requirements contained therein) with respect to the Equity Securities of any Person acquired by Lender if such Person is not merged with and into Borrower within thirty (30) days after the date of closing of the acquisition.

                                  ARTICLE VIII
                              CONDITIONS PRECEDENT

      8.01. Closing. At the time of execution and delivery of this Agreement, Borrower shall have duly executed and/or delivered to Lender the items set forth in Part I of Schedule 3.

      8.02. Other Conditions. The obligation of Lender to make the Loan shall be subject to the execution and/or delivery to Lender of each of the items set forth in Part I of Schedule 3 and the satisfaction of by Borrower of each condition set forth in Part II of Schedule 3.

      8.03. Covenant to Deliver. Borrower agrees (not as a condition but as a covenant) to deliver to Lender each item required to be delivered to Lender as a condition to the Loan, if the Loan is advanced. Borrower expressly agrees that the extension of the Loan prior to the receipt by Lender of any such item shall not constitute a waiver by Lender of Borrower's obligation to deliver such item (other than under clause (j) of Part I of Schedule 3 unless the Lender has specifically requested an item under this clause).

                                   ARTICLE IX
                              DEFAULT AND REMEDIES

      9.01. Events of Default. An "Event of Default" shall mean the occurrence of one or more of the following described events:

      (a) Borrower shall (i) default in the payment of principal of or interest on the Loan for five (5) days after the same is due, or (ii) default in the payment of any expense or other amount payable hereunder or thereunder for five
(5) days after receipt of written notice from Lender that the same is due; or

      (b) Borrower shall breach any provision of Section 7.01 or Section 6.01(d); or

      (c) Borrower shall default in the performance of any covenant, agreement or obligation (other than a covenant, agreement or obligation referred to in, Section 9.01(a) or Section 9.01(b)) contained in any Operative Document (other than the Warrant) and Borrower shall fail to cure within thirty (30) days after receipt of written notice from Lender any default in the performance of any such covenant, agreement or obligation contained therein; or

      (d) Borrower shall have breached the terms of the Warrant; or

      (e) Any representation or warranty made herein or on the Funding Date by Borrower in any Operative Document, or any certificate or financial statement furnished pursuant to the provisions of any Operative Document, shall prove to have been false or misleading in any material respect as of the time made or furnished; or

      (f) Any Operative Document shall in any material respect cease to be, or Borrower shall assert that any Operative Document is not, a legal, valid and binding obligation of Borrower enforceable in accordance with its terms; or

      (g) A default shall exist under any agreement with any third party or parties which consists of the failure to pay any Indebtedness at maturity or which results in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness of Borrower in an amount in excess of Two Hundred Fifty Thousand Dollars ($250,000); or

      (h) A proceeding shall have been instituted in a court of competent jurisdiction seeking a decree or order for relief in respect of Borrower in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, custodian, trustee (or similar official) of Borrower or for any substantial part of its property, or for the winding-up or liquidation of its affairs, and such proceeding shall remain undismissed or unstayed and in effect for a period of forty-five (45) consecutive days or such court shall enter a decree or order granting the relief sought in such proceeding; or

      (i) Borrower shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian (or other similar official) of Borrower or for any substantial part of its property, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action in furtherance of any of the foregoing; or

      (j) A final judgment or order for the payment of money in excess of Two Hundred Fifty Thousand Dollars ($250,000) (exclusive of amounts covered by insurance issued by an insurer not an Affiliate of Borrower) shall be rendered against Borrower and the same shall remain undischarged for a period of thirty
(30) days during which execution shall not be effectively stayed, or any judgment, writ, assessment, warrant of attachment, or execution or similar process shall be issued or levied against a substantial part of the property of Borrower and such judgment, writ, or similar process shall not be released, stayed, vacated or otherwise dismissed within thirty (30) days after issue or levy.

      9.02. Consequences of Event of Default. (a) If an Event of Default specified under any of clauses (a) through (g) or (j) of Section 9.01 shall occur and be continuing, Lender may (i) declare the Loan, together with interest thereon, and all other liabilities of Borrower hereunder and under the other Operative Documents to be immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived, and (ii) terminate its commitment to make the Loan and terminate any commitment to advance money or extend credit to or for the benefit of Borrower pursuant to any other agreement or commitment extended by Lender to Borrower.

      (b) If an Event of Default specified under clause (h) or (i) of Section
9.01 shall occur, then immediately and without notice (i) the Loan, together with interest thereon, and all other liabilities of Borrower hereunder and under the other Operative Documents shall automatically become due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, and (ii) Lender's commitment hereunder to make the Loan and any other commitment of Lender to Borrower to advance money or extend credit pursuant to any other agreement or commitment shall be terminated.

      9.03. Rights Regarding Collateral. Borrower agrees that when any Event of Default has occurred and is continuing, Lender shall have the rights, options, duties and remedies of a secured party as permitted by law and, in addition to and without limiting the foregoing, Lender may exercise any one or more or all, and in any order, of the remedies herein set forth, including the following:

      (a) Lender, personally or by agents or attorneys, shall have the right (subject to compliance with any applicable mandatory legal requirements) to require Borrower to assemble the Collateral and make it available to Lender at a place to be designated by Lender or to take immediate possession of the Collateral, or any portion thereof, and for that purpose may pursue the same wherever it may be found, and may enter any of premises of Borrower, with or without notice, demand, process of law or legal procedure, to the extent permitted by applicable law, and search for, take possession of, remove, keep and store the same, or use and operate or lease the same until sold. In furtherance of Lender's rights hereunder, Borrower hereby grants to Lender an irrevocable, non-exclusive license (exercisable without royalty or other payment by Lender) to use, license or sublicense any patent, trademark, trade name, copyright or other intellectual property in which Borrower now or hereafter has any right, title or interest together with the right of access to all media in which any of the foregoing may be recorded or stored; provided, however, that such license shall only be exercisable in connection with the disposition of Collateral upon Lender's exercise of its remedies hereunder. In connection with the grant hereunder of a security interest in Borrower's intellectual property rights, Borrower has executed and delivered a Special Power of Attorney to Lender. Such Special Power of Attorney shall only be exercisable in connection with Lender's exercise of its remedies hereunder.

      (b) Lender may, if at the time such action may be lawful and always subject to compliance with any mandatory legal requirements, either with or without taking possession and either before or after taking possession, without instituting any legal proceedings whatsoever, having first given notice of such sale by registered or certified mail to Borrower once at least ten (10) days prior to the date of such sale, and having first given any other notice which may be required by law, sell and dispose of the Collateral, or any part thereof, at a private sale or at public auction, to the highest bidder, in one lot as an entirety or in separate lots, and either for cash or on credit and on such terms as Lender may determine, and at any place (whether or not it be the location of the Collateral or any part thereof) designated in the notice referred to above. To the extent permitted by applicable law, any such sale or sales may be adjourned from time to time by announcement at the time and place appointed for such sale or sales, or for any such adjourned sale or sales, without further published notice, and Borrower, Lender or the holder or holders of the Note, or of any interest therein, may bid and become the purchaser at any such sale.

      (c) Lender may proceed to protect and enforce this Agreement and the other Operative Documents by suit or suits or proceedings in equity, at law or in bankruptcy, and whether for the specific performance of any covenant or agreement herein contained or in execution or aid of any power herein granted; or for foreclosure hereunder, or for the appointment of a receiver or receivers for any real property security or any part thereof, or for the recovery of judgment for the Obligations or for the enforcement of any other proper, legal or equitable remedy available under applicable law.

      9.04. Effect of Sale. Any sale, whether under any power of sale available to Lender or by virtue of judicial proceedings, shall operate to divest all right, title, interest, claim and demand whatsoever, either at law or in equity, of Borrower in and to the property sold, and shall be a perpetual bar, both at law and in equity, against Borrower, its successors and assigns, and against any and all persons claiming the property sold or any part thereof under, by or through Borrower, its successors or assigns.

      9.05. Application of Collateral Proceeds. The proceeds and/or avails of the Collateral, or any part thereof, and the proceeds and the avails of any remedy hereunder (as well as any other amounts of any kind held by Lender at the time of, or received by Lender after, the occurrence of an Event of Default hereunder) shall be paid to and applied as follows:

      (a) First, to the payment of reasonable costs and expenses, including all amounts expended to preserve the value of the Collateral, of foreclosure or suit, if any, and of such sale and the exercise of any other rights or remedies, and of all proper fees, expenses, liability and advances, including reasonable legal expenses and attorneys' fees, incurred or made hereunder by Lender;

      (b) Second, to the payment to Lender of the amount then owing or unpaid on the Note, and in case such proceeds shall be insufficient to pay in full the whole amount so due, owing or unpaid upon the Note, then first, to the unpaid interest thereon, second, to unpaid principal thereof and third to the remaining balance of the Obligations under the Note; such application to be made upon presentation of the Note, and the notation thereon of the payment, if partially paid, or the surrender and cancellation thereof, if fully paid;

      (c) Third, to the payment of other amounts then payable to Lender under any of the Operative Documents; and

      (d) Fourth, to the payment of the surplus, if any, to Borrower, its successors and assigns, or to whomsoever may be lawfully entitled to receive the same.

      9.06. Reinstatement of Rights. If Lender shall have proceeded to enforce any right under this Agreement or any other Operative Document by foreclosure, sale, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely, then and in every such case (unless otherwise ordered by a court of competent jurisdiction), Lender shall be restored to its former position and rights hereunder with respect to the property subject to the security interest created under this Agreement.

                                    ARTICLE X
                                  MISCELLANEOUS

      10.01. Modifications, Amendments or Waivers. The provisions of any Operative Document may be modified, amended or waived only by a written instrument signed by the parties thereto.

      10.02. No Implied Waivers; Cumulative Remedies; Writing Required. No delay or failure of Lender in exercising any right, power or remedy hereunder shall affect or operate as a waiver thereof; nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right, power or remedy preclude any further exercise thereof or of any other right, power or remedy. The rights and remedies hereunder of Lender are cumulative and not exclusive of any rights or remedies which it would otherwise have. Any waiver, permit, consent or approval of any kind or character on the part of Lender of any breach or default under this Agreement or any such waiver of any provision or condition of this Agreement must be in writing and shall be effective only in the specified instance and to the extent specifically set forth in such writing.

      10.03. Expenses; Indemnification. Borrower agrees upon demand to pay or reimburse Lender for all liabilities, obligations and out-of-pocket expenses, including reasonable fees and expenses of counsel for Lender, from time to time arising in connection with the enforcement or collection of sums due under the Operative Documents. Borrower shall indemnify, reimburse and hold Lender, each of Lender's general partners, and each of their respective successors, assigns, agents, officers, directors, shareholders, servants, agents and employees harmless from and against all liabilities, losses, damages, actions, suits, demands, claims of any kind and nature (including claims relating to environmental discharge, cleanup or compliance), all costs and expenses whatsoever to the extent they may be incurred or suffered by such indemnified party in connection therewith (including reasonable attorneys' fees and expenses), fines, penalties (and other charges of applicable governmental authorities), licensing fees relating to any item of Collateral, damage to or loss of use of property (including consequential or special damages to third parties or damages to Borrower's property), or bodily injury to or death of any person (including any agent or employee of Borrower) (each, a "Claim"), directly or indirectly relating to or arising out of the use of the proceeds of the Loan or otherwise, the falsity of any representation or warranty of Borrower or Borrower's failure to comply with the terms of this Agreement or any other Operative Document during the Term. The foregoing indemnity shall cover, without limitation, (i) any Claim in connection with a design or other defect (latent or patent) in any item of equipment included in the Collateral, (ii) any Claim for infringement of any patent, copyright, trademark or other intellectual property right, (iii) any Claim resulting from the presence on or under or the escape, seepage, leakage, spillage, discharge, emission or release of any Hazardous Materials on the premises of Borrower, including any Claims asserted or arising under any Environmental Law, or (iv) any Claim for negligence or strict or absolute liability in tort; provided, however, that Borrower shall not indemnify Lender for any liability to the extent incurred by Lender as a result of Lender's gross negligence or willful misconduct. Such indemnities shall continue in full force and effect, notwithstanding the expiration or termination of this Agreement. Upon Lender's written demand, Borrower shall assume and diligently conduct, at its sole cost and expense, the entire defense of Lender, each of its partners, and each of their respective, agents, employees, directors, officers, shareholders, successors and assigns against any indemnified Claim described in this Section
10.03. Borrower shall not settle or compromise any Claim against or involving Lender without first obtaining Lender's written consent thereto, which consent shall not be unreasonably withheld.

      10.04. Certain Damages. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT OR ANYWHERE ELSE, BORROWER AGREES THAT IT SHALL NOT SEEK FROM LENDER UNDER ANY THEORY OF LIABILITY (INCLUDING ANY THEORY IN TORTS), ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES.

      10.05. Notices; Payments. (a) All notices and other communications given to or made upon any party hereto in connection with this Agreement shall be in writing (including telexed, telecopied or telegraphic communication) and mailed (by certified or registered mail), telexed, telegraphed, telecopied or delivered to the respective parties, as follows:

            Borrower:   At the address set forth on the cover page of this
                        Agreement.

            Lender:     MMC/GATX PARTNERSHIP NO. I
                        c/o GATX Capital Corporation
                        Four Embarcadero Center
                        Suite 2200
                        San Francisco, California 94111
                        Telephone No.: 415-955-3200
                        Telecopier No.: 415-955-3493
                        Attention: Contract Administration

with a copy of all financial information to:

                        MEIER MITCHELL & COMPANY
                        4 Orinda Way, Suite 200B
                        Orinda, California 94563

or in accordance with any subsequent written direction from either party to the other. All such notices and other communications shall, except as otherwise expressly herein provided, be effective when received; or in the case of delivery by messenger or overnight delivery service, when left at the appropriate address.

      (b) Unless Lender specifies otherwise in writing, all payments shall be made to:

                        GATX Capital Corporation
                        NationsBank
                        Box 198592
                        Atlanta, Georgia 30384-8592
                        Ref: Pharsight Invoice #___________

      10.06. Termination. This Agreement shall terminate at the end of the Term; provided, however, that the termination of this Agreement shall not affect any of the rights and remedies of Lender hereunder, it being understood and agreed that all such rights and remedies shall continue in full force and effect until payment of all amounts owed to Lender under or in connection with the Operative Documents, whether on account of principal, interest, fees or otherwise.

      10.07. Severability. If any provision of any Operative Document is held invalid or unenforceable to any extent or in any application, the remainder of such Operative Document and all other Operative Documents, or the application of such provision to different Persons or circumstances or in different jurisdictions, shall not be affected thereby.

      10.08. Survival. All representations, warranties, covenants and agreements of Borrower contained herein or made in writing in connection herewith shall survive the execution and delivery of the Operative Documents, the making of the Loan hereunder, the granting of security and the issuance of the Note.

      10.09. Governing Law. THIS AGREEMENT, THE OTHER OPERATIVE DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO AND THERETO SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA. ANY ACTION TO ENFORCE THIS AGREEMENT AGAINST BORROWER MAY BE BROUGHT IN CALIFORNIA OR, WITH REGARD TO COLLATERAL, MAY ALSO BE BROUGHT WHEREVER SUCH COLLATERAL IS LOCATED.

      10.10. Successors and Assigns. This Agreement and the other Operative Documents shall be binding upon and inure to the benefit of Lender, all future holders of the Note, Borrower and their respective successors and permitted assigns, except that Borrower may not assign or transfer its rights hereunder or any interest herein without the prior written consent of Lender. Lender may sell to any other financial entity (a "Participant") participation interests in Lender's rights under this Agreement and the other Operative Documents; provided that notwithstanding the sale of participations, Lender shall remain solely responsible for the performance of its obligations under this Agreement, Lender shall remain the holder of the Note for all purposes under this Agreement and Borrower shall continue to deal solely and directly with Lender in connection with this Agreement and the other Loan Documents. Lender may disclose the Operative Documents and any other financial or other information relating to Borrower or any Subsidiary to any potential Participant, provided that such Participant agrees to protect the confidentiality of such documents and information using the same measures that it uses to protect its own confidential information.

      10.11. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same instrument.

      10.12. Further Assurances. Borrower will, at its own expense, from time to time do, execute, acknowledge and deliver all further acts, deeds, conveyances, transfers and assurances, and all financing and continuation statements and similar notices, reasonably necessary or proper for the perfection of the security interest being herein provided for in the Collateral, whether now owned or hereafter acquired.

      10.13. Power of Attorney in Respect of the Collateral. Borrower does hereby irrevocably appoint Lender (which appointment is coupled with an interest), the true and lawful attorney-in-fact of Borrower with full power of substitution, for it and in its name (a) to perform (but Lender shall not be obligated to and shall incur no liability to Borrower or any third party for failure to perform) any act which Borrower is obligated by this Agreement to perform, (b) to ask, demand, collect, receive, receipt for, sue for, compound and give acquittance for any and all rents, issues, profits, avails, distributions, income, payment draws and other sums in which a security interest is granted under Section 5.01 with full power to settle, adjust or compromise any claim thereunder as fully as if Lender were Borrower itself, (c) to receive payment of and to endorse the name of Borrower to any items of Collateral (including checks, drafts and other orders for the payment of money) that come into Lender's possession or under Lender's control, (d) to make all demands, consents and waivers, or take any other action with respect to, the Collateral,
(e) in Lender's discretion, to file any claim or take any other action or institute proceedings, either in its own name or in the name of Borrower or otherwise, which Lender may reasonably deem necessary or appropriate to protect and preserve the right, title and interest of Lender in and to the Collateral, and (f) to otherwise act with respect thereto as though Lender were the outright owner of the Collateral; provided, however, that the power of attorney herein granted shall be exercisable only upon the occurrence and during the continuation of an Event of Default unless in Lender's reasonable opinion and commercially prudent judgment immediate action is necessary to preserve or protect the Collateral. Borrower agrees to reimburse Lender upon demand for all reasonable costs and expenses, including attorneys' fees and expenses, which Lender may incur while acting as Borrower's attorney in fact hereunder, all of which costs and expenses are included within the Obligations.

      10.14 Confidentiality. All information (other than periodic reports filed by Borrower with the Securities and Exchange Commission) disclosed by Borrower to Lender in writing or through inspection pursuant to this Agreement shall be considered confidential. Lender agrees to use the same degree of care to safeguard and prevent disclosure of such confidential information as Lender uses with its own confidential information, but in any event no less than a reasonable degree of care. Lender shall not disclose such information to any third party (other than Lender's or Lender's partner's attorneys and auditors subject to the same confidentiality obligation set forth herein) and shall use such information only for purposes of evaluation of its investment in Borrower and the exercise of Lender's rights and the enforcement of its remedies under this Agreement and the other Operative Agreements. The obligations of confidentiality shall not apply to any information that (a) was known to the public prior to disclosure by Borrower under this Agreement, (b) becomes known to the public through no fault of Lender, (c) is disclosed to Lender by a third party' having a legal right to make such disclosure, or (d) is independently developed by Lender.

              IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Agreement as of the day and year first above written.

                                          PHARSIGHT CORPORATION

                                          By:   /s/ Robin A. Kehoe
                                             -----------------------------------

                                          Name:     Robin A. Kehoe
                                                --------------------------------

                                          Title:    Chief Financial Officer
                                                 -------------------------------


                                          MMC/GATX PARTNERSHIP NO. I

                                          By: Meier Mitchell & Company,
                                                as general partner

                                          By:   /s/ Patricia W. Leicher
                                             -----------------------------------

                                          Name:     Patricia W. Leicher
                                                --------------------------------

                                          Title:    Vice President
                                                 -------------------------------

SCHEDULES

      1   Funding Certificate
      2   Disclosure Schedule
      3   Conditions Precedent
      4   Schedule of Indebtedness Payments
      5   Investment Policy

EXHIBITS

      A   Form of Secured Promissory Note
      B   Form of Warrant
      C   Form of Opinion of Counsel
      D   Form of Stock Pledge Agreement

                                   SCHEDULE 1

                               FUNDING CERTIFICATE

      The undersigned,____________________, being the duly elected and acting ____________________ of PHARSIGHT CORPORATION, a California corporation ("Borrower"), does hereby certify to MMC/GATX Partnership No. I, in connection with that certain Loan and Security Agreement dated as of June 8, 1998, (the "Loan Agreement"; with other capitalized terms used below having the meanings ascribed thereto in the Loan Agreement) that:

      1. The representations and warranties made by Borrower in Article III of the Loan Agreement and in the other Operative Documents are true and correct in all material respects as of the date hereof.

      2. No event or condition has occurred and is continuing that would constitute a Default or an Event of Default under the Loan Agreement or any other Operative Document.

      3. Borrower is in compliance with the covenants and requirements contained in Articles IV, VI and VII of the Loan Agreement.

      4. All conditions referred to in Article VIII of the Loan Agreement to the making of the Loan to be made on or about the date hereof been satisfied or waived in writing by Lender.

      5. No material adverse change in the general affairs, management, results of operations, condition (financial or otherwise) or prospects of Borrower, whether or not arising from transactions in the ordinary course of business, has occurred.

Dated: June 10, 1998

                                          PHARSIGHT CORPORATION

                                          By:
                                             -----------------------------------

                                          Name:
                                                --------------------------------

                                          Title:
                                                 -------------------------------

                                   SCHEDULE 2

                               DISCLOSURE SCHEDULE

                                   SCHEDULE 3

                              CONDITIONS PRECEDENT

PART I:

      At the time of execution and delivery of this Agreement, there shall also have been duly executed and delivered to Lender:

      (a)   The Warrant;

      (b) An opinion of counsel for Borrower, dated as of the closing date, substantially in the form attached hereto as Exhibit C;

      (c) Copies, certified by the Secretary, Assistant Secretary or Chief Financial Officer of Borrower as of the closing date, of Borrower's charter documents and bylaws and of all documents evidencing corporate action taken by Borrower authorizing the execution, delivery and performance of the Operative Documents to which Borrower is a party, in form and substance satisfactory to Lender and its counsel;

      (d) Good standing certificate from Borrower's state of incorporation and the state in which Borrower's principal place of business is located, together with certificates of the applicable governmental authorities that Borrower is in compliance with the franchise tax laws of each such state, each dated as of a recent date;

      (e) Evidence of the insurance coverage required by Section 6.01(d) of this Agreement;

      (f) Copies certified by the secretary or an assistant secretary of Borrower, all necessary consents of shareholders and other third parties with respect to the execution, delivery and performance of this Agreement, the Warrant, the Note and the other Operative Documents;

      (g) Form UCC-1 Financing Statements, duly executed by Borrower, or other documents, and Borrower shall have taken such actions, if any, as Lender shall reasonably determine are necessary or desirable to perfect and protect its security interest in the Collateral;

      (h) Notices of Security Interest to Depository Banks in the forms provided by Lender;

      (i)   Notices of Security Interest in Trademarks; and

      (j)   All other documents as Lender shall have reasonably requested.

PART II

      On or prior to the Funding Date of the Loan, each of the items set forth in Part I of this Schedule 3 shall have been delivered to Lender and the following conditions shall have been satisfied or waived by Lender:

      (a) Borrower shall have provided to Lender such documents, instruments and agreements as Lender shall reasonably request to evidence the perfection and priority of the security interests granted to Lender pursuant to Article V;

      (b) No Event of Default or Default shall have occurred and be continuing;

      (c)   Borrower shall have duly executed and delivered to Lender the Note;

      (d) In Lender's sole discretion, there shall not have occurred any material adverse change in the general affairs, management, results of operations, condition (financial or otherwise) or prospects of Borrower, whether or not arising from transactions in the ordinary course of business, and there shall not have occurred since the date first written on the cover page of this Agreement any material adverse deviation by Borrower from the business plan of Borrower presented to and not disapproved by Lender;

      (e) The representations and warranties contained in this Agreement and the other Operative Documents to which Borrower is a party shall be true and correct in all material respects as if made on such Funding Date;

      (f)   Each of the Operative Documents remains in full force and effect;
            and

      (g) The Funding Date of the Loan shall not be later than the Commitment Termination Date.

                                   SCHEDULE 4

                              INDEBTEDNESS PAYMENTS

Under a Promissory Note Dated December 17, 1998 executed in favor of Dan Weiner an amount equal to $246,250 the first year, and $265,940 the following year;

Under a Non-Competition Agreement dated May 27, 1998, with Edward Mitchell, an amount equal to $135,000 in the first year and $145,000 in the following year;

Under a Non-Competition Agreement dated May 27, 1998, with Joseph Gauthier, an amount equal to $135,000 in the first year and $145,000 in the following year;

Under an obligation to pay costs associated with the closing of the Mitchell and Gauthier Associates asset acquisition, including severance costs, in an amount not to exceed $250,000 during the year following the May 27, 1998 closing.

                                    EXHIBIT A

                             SECURED PROMISSORY NOTE

$2,000,000                                                 Dated:  June 10, 1998

      FOR VALUE RECEIVED, the undersigned, PHARSIGHT CORPORATION ("Borrower"), a California corporation, HEREBY PROMISES TO PAY to the order of MMC/GATX PARTNERSHIP NO. 1, a California general partnership ("Lender") the principal amount of Two Million ($2,000,000) or such lesser amount as shall equal the outstanding principal balance of the Loan made by Lender to Borrower pursuant to the Loan and Security Agreement referred to below (the "Loan Agreement"), and to pay all other amounts due with respect to the Loan on the dates and in the amounts set forth in the Loan Agreement.

      Interest on the principal amount of this Note from the date of this Note shall accrue at the Loan Rate or, if applicable, the Default Rate. The Loan Rate for this Note is ____% per annum based on a year of twelve 30 day months. On each of the first six Payment Dates (as defined in the Loan Agreement), commencing on July 10, 1998, Borrower shall make a payment of interest only on the outstanding principal balance hereof. On each of the first six Payment Dates, commencing on July 10, 1998, Borrower shall make a payment of interest only on the outstanding principal balance hereof. Commencing on January 10, 1999, and continuing for twenty-three (23) Payment Dates thereafter, Borrower shall make twenty-three (23) payments of $83,333.33 plus accrued and unpaid interest on the outstanding balance on each such Payment Date and a final payment of $83,333.41 plus accrued and unpaid interest. Payments of principal and interest on the Loan may not be prepaid prior to December 10, 1999, and shall be prepaid only in a minimum amount of 50% of the then outstanding principal balance of the Loan, but in no event less than $250,000; provided, however, that if Borrower requests that Lender consent to an acquisition which is otherwise prohibited under Section 7.01(f) of the Loan Agreement and Lender does not give its consent thereto, Borrower may prepay the Loan in full within thirty (30) days of such refusal to give consent.

      Principal, interest and all other amounts due with respect to the Loan, are payable in lawful money of the United States of America to Lender as follows: GATX Capital Corporation, P.O. Box 71316, Chicago, Illinois 60694, in immediately available funds. The Loan made by Lender to Borrower and the interest rate applicable thereto, and all payments made with respect thereto, shall be recorded by Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Note.

      This Note is the Note referred to in, and is entitled to the benefits of, the Loan and Security Agreement, dated as of June 8, 1998, between Borrower and Lender. The Loan Agreement, among other things, (a) provides for the making of a secured Loan by Lender to Borrower in the principal amount first above mentioned, and (b) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events.

      This Note and the obligation of Borrower to repay the unpaid principal amount of the Loan, interest on the Loan and all other amounts due Lender under the Loan Agreement is secured under the Loan Agreement.

      Presentment for payment, demand, notice of protest and all other demands and notices of any kind in connection with the execution, delivery, performance and enforcement of this Note are hereby waived.

      Borrower shall pay all reasonable fees and expenses, including, without limitation, reasonable attorneys' fees and costs, incurred by Lender in the enforcement or attempt to enforce any of Borrower's obligations hereunder not performed when due. This Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of California.

      IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed by one of its officers thereunto duly authorized on the date hereof.

                                          PHARSIGHT CORPORATION


                                          By:   /s/ Robin A. Kehoe
                                             -----------------------------------

                                          Name:     Robin A. Kehoe
                                                --------------------------------

                                          Title:    Chief Financial Officer
                                                 -------------------------------

                  LOAN INTEREST RATE AND PAYMENTS OF PRINCIPAL


                   Principal                       Scheduled
      Date           Amount     Interest Rate   Payment Amount   Notation By
      ----           ------     -------------   --------------   -----------

                                    EXHIBIT B

                                     WARRANT

                                    EXHIBIT C

                           FORM OF OPINION OF COUNSEL

                          [To Come from Cooley Godward]

                                    EXHIBIT D

                         FORM OF STOCK PLEDGE AGREEMENT